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                                                                    Exhibit 23.1
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                              Accountants' Consent
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The Board of Directors
Evans & Sutherland Computer Corporation

We consent to incorporation by reference in the Registration Statements No. 33-39632 and No. 2-76027 on Forms S-8 of Evans & Sutherland Computer Corporation of our report dated February 13, 1996 relating to the consolidated balance sheets of Evans & Sutherland Computer Corporation and subsidiaries as of December 29, 1995 and December 30, 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 29, 1995, which report appears in the December 29, 1995 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.

                                                       /s/ KPMG Peat Marwick LLP

                                                           KPMG Peat Marwick LLP

Salt Lake City, Utah
March 28, 1996